STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the "Agreement") is made as of the 16 day of November 2004, by and between Carl Crawford ("Crawford") and Azur International Inc. a Nevada corporation ("AZUR").

WHEREAS, Crawford is the owner of One Hundred Shares (the "Shares") of common stock in The Grand Shell Landing Inc., a Mississippi corporation ("Shell Landing") representing Fifty Percent (50%) of all authorized and outstanding shares of Shell Landing;

WHEREAS AZUR desires to acquire all of Crawford's right, title and interest to the Shares, on the terms and subject to the conditions set forth herein;

WHEREAS, Crawford desires to sell, assign and transfer to AZUR all of the Shares on the terms and subject to the conditions set forth herein;

WHEREAS, Crawford and AZUR have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in their best interests. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

WHEREAS, the shares of Azur common stock issued pursuant to this Agreement are being issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Act.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1 **ACQUISITION OF SHARES**. Crawford hereby agree to sell, assign and transfer to AZUR and AZUR, expressly relying upon the representations and agreements made by Crawford as contained in this Agreement, hereby agrees to acquire from Crawford, on the Closing Date (as defined in Section 9), the Shares of Shell Landing owned by Crawford.

2. **CONSIDERATION.** This Agreement provides for the acquisition by AZUR of the Shares of Shell Landing.

2.1 **Purchase Price.** As consideration for the Shares, Crawford shall receive 3,393,939 restrictive shares of AZUR common stock, which will be distributed to Crawford, resulting from the following formulas:

A. $1,600,000 ÷ (0.5×$1.10 [which is ½ of AZUR's closing price on November 15, 2004]) = 2,909,091 shares; PLUS

B. $400,000 ÷ (0.75×$1.10 [which is ¾ of AZUR's closing price on November 15, 2004]) = 484,848 shares.

3. **CLOSING.** Upon the execution of this Agreement, Crawford shall deliver to AZUR the Shares, and execute and deliver to AZUR, a valid and appropriate stock power of original certificates evidencing the transfer of the Shares to AZUR (the "Assignment"). The parties acknowledge that the stock of AZUR to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Act. All

of the shares of common stock issued pursuant to this Agreement are being issued in reliance on the exemption under Section 4(2) of the Act, as amended.

4. **AZUR'S DELIVERABLES.** AZUR shall deliver to Crawford that number of restrictive shares of AZUR issued in the name of Crawford as indicated in Paragraph 2.1.

5. **REPRESENTATIONS AND AGREEMENTS OF CRAWFORD.** Crawford hereby represents and agrees that:

5.1 **Authorization**. This Agreement constitutes a valid and legally binding obligation of the Crawford, enforceable in accordance with its respective terms.

5.2. **Ownership of the Shares**. Crawford is the legal and equitable owner of the Shares, free and clear of any and all liens known to Crawford, charges and encumbrances, security interests and other burdens of every kind. Upon transfer of the Shares in accordance with this Agreement, AZUR will acquire such Shares free and clear of all liens or other encumbrances.

5.3 **No Conflict**. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by Crawford, or constitute a default by Crawford or his nominees under, any agreement, instrument, decree, judgment or order to which Crawford or his nominees are a party, to which the properties of Crawford or his nominees may be subject or by which Crawford or his nominees may be bound.

5.4. **Pending Legal Actions or Claims**. Crawford is not aware of any pending legal actions or claims, which could be the basis of any legal actions against Crawford.

5.5 **Consents**. Crawford has received all consents, approvals, authorizations, permits and waivers of all persons necessary for Crawford to consummate the transactions contemplated by this Agreement.

5.6 **Crawford' Private Offering Representations**.

(a) Crawford has such knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of an investment in AZUR.

(b) Crawford does not intend or anticipate that this investment be a source of current income, and has the ability to bear the economic risks of his investment in AZUR.

(c) Crawford understands that the securities subscribed for hereby have not been registered under the Act, are sold in reliance on an exemption thereunder for intrastate sales, and have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency. A RESALE OF THE SECURITIES SUBSCRIBED FOR HEREUNDER CANNOT OCCUR UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FOR SUCH RESALE EXISTS.

(d) Crawford understands that the transfer agent will place a legend on the certificate representing the shares they have purchased in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

(e) Crawford is acquiring the securities hereunder for his own account for investment purposes only and not with view to the sale or other distribution thereof.

6. **REPRESENTATIONS AND WARRANTIES OF AZUR**. AZUR hereby represents and warrants:

6.1 **Authorization**. All action on the part of AZUR necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of AZUR hereunder has been taken or will be taken at or prior to the Closing. This Agreement constitutes a valid and legally binding obligation of AZUR, enforceable in accordance with its respective terms.

6.2 **Consents**. AZUR has received all consents, approvals, authorizations, permits and waivers of all persons necessary for AZUR to consummate the transactions contemplated by this Agreement.

6.3 **No Conflict**. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by AZUR of, or constitute a default by AZUR under, any agreement, instrument, decree, judgment or order to which AZUR is a party, to which the properties of AZUR may be subject or by which AZUR may be bound.

6.4 **Litigation**. There is no action, suit, proceeding or investigation pending or, to AZUR's knowledge, currently threatened against AZUR that questions the validity of this Agreement or the right of AZUR to enter into this Agreement.

6.5 **Removal of Restriction**. Upon the 12 month anniversary of this Agrrement, and upon receipt of an appropriate opinion letter from Security Counsel, Azur agrees to reissue a certificate for all of Crawford's shares of Azur Common Stock without any restriction upon the certificate.

7. **NO BROKERS.** Crawford and AZUR both represent and warrant that neither has employed any broker or agent with respect to the transaction contemplated under this agreement. Crawford will indemnify AZUR against and save and hold AZUR harmless from all loss, damages, claims and demands whatsoever in connection with his representation and warranty contained in this paragraph, including all expenses and attorney's fees.

8. **REPRESENTATIONS SURVIVE CLOSING.** All the terms, representations and covenants herein set forth are continuing terms, representations and warranties and shall survive the closing and the execution and delivery of all conveyance documents.

9. **CLOSING DATE AND PLACE.** The term "Closing Date" as used herein shall mean at the time of execution of this Agreement or such earlier date as may be mutually agreed upon by Crawford and AZUR.

10. **SURVIVAL OF TERMS OF THIS AGREEMENT.** The warranties, covenants and promises herein contained shall not merge in but shall survive the Assignment and become a part thereof and shall continue in full force and effect as though set forth at length therein.

11. **TRANSFER AND ASSIGNMENT.** All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their legal representatives, successors and assigns, respectively.

12. **RULES OF CONSTRUCTION.** In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the instrument may require.

13. **EXCLUSION OF WARRANTIES.** This writing contains the entire agreement between AZUR and Crawford. There are no warranties, express or implied, of merchantability, fitness or otherwise, which extend beyond the description on the face hereof.

14. **ATTORNEY'S FEES.** If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable costs and attorney's fees, including costs and attorney's fees for any appellate proceedings.

15. **EXECUTION IN COUNTERPARTS.** This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. **ASSIGNMENT OF CONTRACT.** Crawford may not assign nor delegate any of his rights or obligations hereunder without first obtaining the written consent of AZUR.

17. **SUCCESSORS AND ASSIGNS.** This Agreement shall bind and inure to the benefit of Crawford and AZUR and their respective heirs, executors, administrators, successors and assigns.

18. **AMENDMENT AND MODIFICATION**. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

19. **ENTIRE AGREEMENT**. This document contains the entire agreement of the parties hereto with respect to the purchase of shares and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include any exhibits attached hereto.

20. **NOTICES**. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be given by hand delivery, telecopier, certified or registered U.S. mail or a private courier service which provides

evidence of receipt as part of its service at the address set forth above. Any party may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

21. **SEVERABILITY**. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

22. **GOVERNING LAW**. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi applicable to contracts made and to be performed solely within such state.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

ATTEST:

Carl Crawford

ATTEST

AZUR INTERNATIONAL, INC.
a Nevada corporation

~~Donald Gorce~~, President
DONALD C. WINFREY